Exhibit 99.2

NNI HOLDINGS CORP. AND SUBSIDIARIES

BALANCE SHEETS

(in thousands)

September 30,	2013	2012

ASSETS

Current assets
Cash	$4,725	$424
Accounts receivable, net of allowance for cash discounts and sales returns of $320 and $62 at September 30, 2013 and 2012, respectively	2,577	1,964
Inventory	326	378
Prepaid expenses and other current assets	908	592
Total current assets	8,536	3,358
Property and equipment, net	132	247
Intangible assets, net	18,291	17,511
Other assets, net	2,249	635
	$29,208	$21,751
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$7,105	$5,566
Current portion of long-term debt	1,975	6,824
Total current liabilities	9,080	12,390
Long-term debt, less current portion	20,525	—
Related party notes payable	—	4,029
Deferred rent	22	25
Total liabilities	29,627	16,444

Stockholders’ equity:
Series A Convertible Preferred Stock, $.01 par value, 18,046 shares authorized, issued and outstanding at September 30, 2013 and 2012	8,486	5,962
Series B Convertible Preferred Stock, $.01 par value, 8,000 shares authorized, issued and outstanding at September 30, 2013 and 2012	3,354	2,274
Series C Convertible Preferred Stock, $.01 par value, 82,971 shares authorized, 79,227 and 47,343 shares issued and outstanding at September 30, 2013 and 2012, respectively	1	—
Common stock, $.01 par value, 147,817 and 92,500 shares authorized, 23,500 and 2,670 shares issued and outstanding at September 30, 2013 and September 30, 2012, respectively	—	—
Additional paid-in capital	41,538	34,144
Accumulated deficit	(53,798)	(37,073)
Total stockholders’ equity	(419)	5,307
	$29,208	$21,751

NNI HOLDINGS CORP. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS

(in thousands)

For the nine month periods ended September 30,	2013	2012

Revenues
Product sales, net	$9,387	$9,185
Other revenues	156	—
Royalty income	161	––
	9,704	9,185

Operating expenses
Costs of products sold	1,349	1,209
Marketing and selling	4,763	3,959
Depreciation and amortization	1,191	874
General and administration	12,862	14,933
	20,165	20,975

Loss from operations	(10,461)	(11,790)

Other income (expense)
Interest expense	(3,438)	(1,100)
Interest income	19	6
Other income	7	3
Total other income (expense), net	(3,412)	(1,091)

Net loss	$(13,873)	$(12,881)

NNI HOLDINGS CORP. AND SUBSIDIARIES

STATEMENTS OF CASH FLOWS

(in thousands)

For the nine month periods ended September 30,	2013	2012

Cash flows from operating activities
Net loss	$(13,873)	$(12,881)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	971	834
Amortization of deferred financing fees	221	—
Deferred rent	(2)	(3)
Changes in operating assets and liabilities:
Accounts receivable, net	(751)	(696)
Inventory	(27)	96
Prepaid expenses and other current assets	(18)	(293)
Other assets	618	(43)
Accounts payable and accrued expenses	1,812	2,184
Net cash used in operating activities	(11,049)	(10,802)

Cash flows from investing activities
Purchases of property and equipment	(3)	(98)
Purchase of intangible assets	(2,000)	(2,960)
Net cash used in investing activities	(2,003)	(3,058)

Cash flows from financing activities
Proceeds from issuance of preferred stock	––	5,679
Proceeds from issuance of related party notes payable	—	4,029
Net cash provided by financing activities	—	9,708

Net increase (decrease) in cash	(13,052)	(4,152)
Cash, beginning of year	17,777	4,576
Cash, end of year	$4,725	$424

NNI HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

1.              Basis of Presentation

Interim Financial Information

The accompanying unaudited interim financial statements of NNI Holdings Corp. and its Subsidiaries (collectively, the “Company”) should be read in conjunction with the Company’s audited financial statements as of and for the year ended December 31, 2012.  The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in  the  United States  of  America (“GAAP”) for  interim financial information.  Accordingly, since they are interim statements, the accompanying financial statements do not include all of the information and notes required by GAAP for a complete financial statement presentation. In the opinion of management, the interim financial statements reflect all adjustments consisting of normal, recurring adjustments that are necessary for a fair presentation of the financial position, results of operations and cash flows for the condensed consolidated interim periods presented. Interim results are not necessarily indicative of results for a full year.

2.              Nature of Operations and Significant Accounting Policies

Nature of Operations

The “Company”) is a central nervous system (“CNS”) focused pharmaceutical company formed by Tailwind Capital Partners (“Tailwind”) to market Cambia® in the United States and Canada. Cambia® is a Federal Food and Drug Administration (“FDA”) approved treatment for migraines, as well as other potential CNS pharmaceuticals.  The Company is headquartered in New Jersey.

The Company was formed on October 30, 2009 and incorporated in Delaware.  On November 23, 2009, the Company acquired the Cambia® trademark and other intellectual property from Kowa Pharmaceuticals America, Inc. (“Kowa”), the American subsidiary of Kowa Company Ltd., for a total consideration of $16,150,000.

Effective February 28, 2013, the Company entered into an Agreement and Plan of Merger, under Delaware Law, to implement a holding company as required by its Credit Agreement. The Company formed two subsidiaries, NNI Holdings Corp. (the “Holding Company”) and Merger Sub (the “Merger Sub”), and on February 28, 2013, the Company merged into Merger Sub with the Company being the surviving corporation in the merger.   In the merger, each share of capital stock of the Company outstanding immediately prior to the merger was automatically converted into a share of capital stock of the Holding Company having the same designations, right, powers and preferences, and the same qualifications, limitation and restrictions, as such share of capital stock of the Company had immediately prior to the merger.

Revenue Recognition

Product sales consist of sales of Cambia® (diclofenac potassium for oral solution) and are recognized when shipped and title and risk of loss have passed. Product sales are recorded net of accruals for estimated rebates, wholesaler chargebacks, discounts and other deductions (collectively “sales deductions”).

License fee revenues consist of payments received from the granting of an exclusive license related to the promotion, manufacture, use, marketing, distribution and sale of Cambia® in Canada.

Royalty revenue consists of product royalty payments under a license agreement and is recognized when earned, determinable and realizable, and collectability is reasonably assured.

NNI HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for cash discounts, sales returns, and doubtful accounts.  On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions.

Inventory

Inventory is stated at cost on a first-in first-out basis, which does not exceed market value.

Property and Equipment

Property and equipment is recorded at historical cost, net of accumulated depreciation, amortization and, if applicable, impairment charges.

Depreciation of equipment, software and furniture and fixtures is provided over their estimated useful lives on a straight-line basis. Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or lease terms. Useful lives by asset category are as follows:

Long-Lived Assets

The Company evaluates its long-lived assets, including intangible assets with definitive lives, for impairment periodically or whenever events or other changes in circumstances indicate that the carrying value of an asset may no longer be recoverable.  An evaluation of recoverability is performed by comparing the carrying values of the assets to projected future cash flows, in addition to other quantitative and qualitative analyses based upon forecasted financial information.  Upon indication that the carrying values of such assets may not be recoverable, the Company recognizes an impairment loss as a charge against current operations.  To date, management has determined that no impairment of long-lived assets exists.

Intangibles

Intangible assets, which consist of trademarks and license agreements, are amortized using the straight-line method over their estimated period of benefit.  The Company periodically evaluates the recoverability of intangible assets and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that an impairment exists.  All of the Company’s intangible assets are subject to amortization.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Periodically, the Company reviews all significant estimates and assumptions affecting the financial statements relative to current conditions and records the effect of any necessary adjustments.  Actual results could differ from those estimates.

NNI HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

3.              Intangible assets

Intangible assets consist of the following as of September 30, 2013:

Trademarks	$17,025
License Agreements	3,052
Manufacturing Agreement	2,000

22,077

Less accumulated amortization	3,786

$18,291

Trademarks

In November 2009, the Company acquired the Cambia® trademark and other intellectual property from Kowa for a purchase price of $16,150,000, of which $7,750,000 was paid in cash and $8,400,000 was financed through the issuance of a secured promissory note.  These costs are being amortized over a twenty-year period which is the initial period a trademark may obtain certain rights when registered with the U.S. Patent and Trademark Office.

In July 2012, in accordance with the terms of the Asset Purchase Agreement with Kowa, the Company was required to make a $875,000 milestone payment to Kowa based on achieving a certain level of net sales as defined in the Asset Purchase Agreement.  This cost is being amortized on a straight-line basis over the remaining life of the trademark.

License Agreements

In November 2009, the Company entered into two license agreements, the Sachet License Agreement and the Tablet-ODT License Agreement, for the development, manufacturing, and sale of certain diclofenac based pharmaceutical products.  In connection with the agreements, the Company paid upfront license fees aggregating $1,325,532.  These license fees are being amortized on a straight-line basis over the ten year terms of the license agreements.

In December 2011, the Company terminated the Tablet-ODT License Agreement in accordance with its terms, and charged approximately $284,000 to expense, representing the unamortized balance of the license fees related to this agreement at the termination date.

In June 2012, the Company entered into an Amended and Restated Sachet License Agreement.  Pursuant to the terms of the Amended and Restated Sachet License Agreement, the Company was required to make a payment of $2,000,000 to the counterparty, of which $1,000,000 was paid in cash at closing and the remaining $1,000,000 was financed through the issuance of a promissory note.  This cost is being amortized on a straight-line basis over the remaining life of the license agreement.  In December 2012, the Company paid the counterparty $960,000 in full satisfaction of the outstanding promissory note.

In July 2012, in accordance with the terms of the Sachet License Agreement, the Company was required to make a $125,000 milestone payment to the counterparty based on achieving a certain level of net sales as defined in the Sachet License Agreement.  This cost is being amortized on a straight-line basis over the remaining life of the license agreement.

NNI HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

In July 2013, the Company entered into a manufacturing agreement with a third party to become the primary manufacturer of its product.  Based on the terms of the agreement, the Company is obligated to pay the third party an aggregate of $6,600,000, payable in five installments, based on various stages in the process of approving the manufacturer with the FDA.  The first installment of $2,000,000 was paid in September 2013.  This cost is being amortized on a straight-line basis over the remaining life of the license agreement.

4.              Long-term debt

On December 5, 2012, the Company entered into a Credit Agreement (the “Credit Agreement”) with SWK Funding LLC. The Credit Agreement provides for a Term Loan (the “Term Loan”) commitment of $22,500,000. Under the terms of the Credit Agreement, interest accrues at either a base rate or the LIBOR rate, as determined by the Company, plus an applicable margin; the base rate and LIBOR rate are subject to minimum floor values such that the minimum interest rate is 16%.  The Company is required to make quarterly payments of principal and interest calculated as a percent of net sales and royalties for each period beginning on February 28, 2013. In addition, the Company must pay an increasing exit fee, which is being accreted to interest expense over the term of the Credit Agreement. As of September 30, 2013, SWK Funding LLC is entitled to a $2,000,000 exit fee. The Term Loan matures on December 5, 2017. The Term Loan is secured by a first priority security interest in all of the Company’s assets. As part of the Term Loan, SWK Funding LLC has established a $1,000,000 interest reserve account with a financial institution.  To the extent that the Company is unable to make the interest payments required under the Term Loan, then SWK Funding LLC shall draw funds from interest reserve account in order to pay all such interest then due and payable.

The Credit Agreement contains a number of affirmative and negative covenants as well as financial covenants, including but not limited to, that the Company maintain a minimum sales level relative to projected Cambia® revenues, measured on a trailing twelve-month basis and maintain cash and cash equivalents in accounts equal to at least $1,500,000, exclusive of amounts in the interest reserve account.

5.              Stockholders’ equity

As of September 30, 2013, the Company is authorized to issue 147,817 shares of its common stock (the “Common Stock”), and 112,017 shares of its preferred stock, of which 18,046 has been specifically designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”), 8,000 of which has been specifically designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”), 82,971 of which has been specifically designated as Series C Convertible Preferred Stock (the “Series C Preferred Stock”). The remaining 3,000 shares of Preferred Stock may be issued from time to time in one or more series as determined by the board of directors of the Company. The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively the “Preferred Stock”) shall rank senior to the Common Stock now outstanding or hereafter issued, with respect to all rights, preferences and privileges.

Preferred Stock

The Series A and Series B Preferred stockholders are entitled to receive dividends on a quarterly basis, payable in cash, to the extent declared by the Board of Directors, in arrears on March 31, June 30, September 30 and December 31. The dividends accrue at a rate of 2.5% per quarter and accumulate quarterly into the shares “accreted value” if not paid.  In the event any dividends or distributions are declared on the Company’s Common Stock, each holder of shares of Series A and Series B Preferred Stock shall be entitled to receive such dividends or distributions declared and paid or made on the Common Stock deemed to be held by such holder on an as-converted basis.  The Series C Preferred stockholders are not entitled to any dividends.

NNI HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

The holders of Series A and Series B Preferred Stock have a liquidation preference equal to the sum of the Series A and Series B Preferred Stock’s accreted value and all accumulated and unpaid dividends on the Series A and Series B Preferred Stock which have not been added to the Series A and Series B Preferred Stock’s accreted value.  The Series C Preferred stock has a liquidation preference equal to $690 per share.  The Series A, Series B and Series C  Preferred Stock liquidation value is to be paid to its holders before payment on any other securities ranking junior to the Series A, Series B and Series C Preferred Stock.

Preferred Stock (continued)

The Series A, Series B and Series C Preferred Stock is redeemable at the option of the holder upon the occurrence of certain events as specified in the amended and restated certificate of incorporation.  Additionally, the Company is required to redeem the then outstanding shares of Series A, Series B and Series C Preferred Stock if the Company receives written notice from the holders of a majority of the outstanding shares of the Series A, Series B and Series C Preferred Stock requesting redemption at any time on or after January 1, 2015.  The redemption price of the Series A and Series B Preferred Stock shall be equal to the liquidation preference plus any amounts due to the holders of the Series A and Series B Preferred Stock at the time redemption was requested.  The redemption price of the Series C Preferred Stock shall be equal to the liquidation preference.

The Series A, Series B and Series C Preferred Stock is convertible into shares of the Company’s Common Stock at the option of the holder, and at any time upon written notice.  The number of shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock shall be the preferred stock’s accreted value divided by the applicable conversion price in effect at the time of the conversion.  The number of shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock shall be the preferred stock’s accreted value divided by the applicable conversion price in effect at the time of the conversion, multiplied by eight-tenths (0.8).  The initial conversion price of the Series A and Series B Preferred Stock is $1,000 and is subject to adjustment as provided for in the amended and restated certificate of incorporation.  The number of shares of Common Stock issuable upon conversion of shares of Series C Preferred Stock shall be the preferred stock’s cost divided by $345.

6.              Commitments and contingencies

Operating Leases

The Company leases certain of its facilities under operating leases which expire through 2015.

The Company has a master vehicle lease agreement for the vehicles it uses in its operations.  Each individual lease under the master agreement is for a term of forty months.  Payments vary based upon the specific vehicle being leased.

Employment Contracts

The Company has entered into employment contracts with four of its executives and a severance agreement with one of its former executives through December 31, 2014 that provide for minimum annual base salaries and payments of bonuses if certain pre-determined objectives are achieved.

NNI HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

License Agreements

The Company has entered into two license agreements, the Sachet License Agreement and the Tablet-ODT License Agreement, for the development, manufacturing, and sale of certain diclofenac based pharmaceutical products.  The Company is obligated to make certain milestone payments based upon the achievement of specific net sales amounts as defined in the agreements.  In addition, the Company is obligated to pay royalties at specified rates as defined in the agreements on the sale of the licensed products.  In December 2011, the Company exercised its rights and terminated the Tablet-ODT License Agreement. In June 2012, the Company entered into an Amended and Restated Sachet License Agreement.

In addition, the Company has entered into a data sub-license agreement with its licensee and is obligated to pay royalties at specified rates as defined in the agreement on the sale of the licensed products.

In November 2010, in connection with the aforementioned license agreements, the Company exercised its right to grant a sub-license to a third party.  In connection with this grant, the Company is to receive certain milestone payments based upon the achievement of specific net sales amounts as defined in the agreement.  In addition, the counterparty to this agreement is obligated to pay royalties as defined in the agreement on the sale of the licensed products.

Management Agreement

The Company has entered into a management agreement with an affiliate of Tailwind and Galen Management, LLC (“Galen”), an affiliate of one of the Company’s stockholders.  Under the agreement, the Tailwind affiliate and Galen are to provide the Company with certain management, consulting, and financial services.  In exchange for the services, the Company is to pay the Tailwind affiliate and Galen $500,000 per annum, payable quarterly in advance, commencing on January 1, 2012. The agreement will terminate on November 29, 2019, but contains provisions for automatic renewals on a year-to-year basis. The Tailwind affiliate and Galen are also entitled to receive additional compensation for services rendered by it to the Company in connection with any future transactions involving the Company as specified in the agreement. Payment of the management fee is subject to the terms of a management fee subordination agreement between the affiliate of Tailwind, Galen, the Company and SWK Funding LLC.

7.              Subsequent event

On December 17, 2013, Depomed, Inc., a California corporation (“Depomed”), acquired of all of the U.S. rights to CAMBIA®, including the related product inventory, and assumed certain liabilities relating to CAMBIA®, for $48,725,000 in cash.